                                                                     Exhibit 4.1

Number


RA


RADIAN GROUP INC.
   CORPORATE
     SEAL
     1991
   DELAWARE


Common Stock
                                                                          Shares

RADIAN

RADIAN GROUP INC.                                            [ARTWORK OF
                                                            LADY LIBERTY
Incorporated under the laws of the state of Delaware       SUPERIMPOSED ON
                                                       MAP OF THE UNITED STATES]
See reverse for certain definitions.


THIS CERTIFIES THAT                                            CUSIP 750236 10 1






is the owner of


FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Radian Group Inc, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.



Dated



                                         /s/ Frank P. Filipps
                                         ---------------------------------------
                                         Chairman and Chief Executive Officer


                                         /s/ Howard S. Yaruss
                                         ---------------------------------------
                                         Secretary


Countersigned and registered:    by

THE BANK OF NEW YORK

Transfer Agent and Registrar     Authorized Signature